Exhibit 10(ii)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




ROYAL CASKET DISTRIBUTION CORP.


We hereby consent to the use of our report dated May 21, 2002, relating to the Financial Statements of Royal Casket Distribution Corporation for March 31, 2002 in its quarterly report filed on Form 10-QSB in accordance with Section 13 of the Securities Exchange Act of 1934.




                                                           MICHAELSON & CO., CPA



West Palm Beach, Florida
May 22, 2002





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